Exhibit 99.1

Tallgrass Energy CFO to Present at EMG Investor Conference
LEAWOOD, Kan.--(BUSINESS WIRE)-- Tallgrass Energy Partners, LP (NYSE: TEP) and Tallgrass Energy GP, LP (NYSE: TEGP) ("Tallgrass") today announced that the Executive Vice President and Chief Financial Officer of their respective general partners, Gary J. Brauchle, will make a presentation to the investors of The Energy & Minerals Group on December 5, 2017 in Houston, Texas. Related slides will be posted on Tallgrass's website on December 5, 2017. TEP unitholders, TEGP shareholders and other interested parties are invited to view those materials under the investor relations sections at www.tallgrassenergy.com.
About Tallgrass Energy
Tallgrass Energy is a family of companies that includes publicly traded partnerships Tallgrass Energy Partners, LP (NYSE: TEP) and Tallgrass Energy GP, LP (NYSE: TEGP), and privately held Tallgrass Development, LP. Operating across 10 states, Tallgrass is a growth-oriented midstream energy operator with transportation, storage, terminal, water, gathering and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.

To learn more, please visit our website at www.tallgrassenergy.com.

Contacts

Tallgrass Energy
Investor and Financial Inquiries
Nate Lien, 913-928-6012
investor.relations@tallgrassenergylp.com
or
Media and Trade Inquiries
Phyllis Hammond, 913-928-6014
media.relations@tallgrassenergylp.com